Exhibit 99.1



                           CERTIFICATION PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, George G. Andrews, President and Chief Accounting Officer of Akid Corporation (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-QSB for the period ending July 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ George G. Andrews
---------------------
George G. Andrews
President and Chief Accounting Officer
September 13, 2002